Exhibit (a)(3)

AMENDMENT NO. 2 TO DEPOSIT AGREEMENT
AMENDMENT NO. 2, dated as of [●], 2024 (the “Amendment”), to the Amended and Restated Deposit Agreement, dated as of September 18, 2006, as amended on May 25, 2007 (the “Deposit Agreement”), by and among EDP-Energias de Portugal, S.A., a corporation organized under the laws of the Republic of Portugal (the “Company”), Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Receipts (“ADRs”) issued thereunder.
W I T N E S S E T H:
WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and
WHEREAS, pursuant to the provisions of the Deposit Agreement, the Company and the Depositary desire to amend certain provisions of the Deposit Agreement and the ADRs.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement and the ADRs, effective as of the date described in Section 5.01 hereof (the "Effective Date"), as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.  Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.
ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT
SECTION 2.01.  All references in the Deposit Agreement to the term “Deposit Agreement” shall, as of the Effective Date, refer to the Deposit Agreement, as amended by this Amendment and the form of ADR set out in Exhibit A thereof (the “Form of Receipt”) shall, as of the Effective Date, refer to the Form of Receipt as amended by this Amendment.
SECTION 2.02.  Section 1.16 of the Deposit Agreement is amended to read as follows:
“Principal Office.  The term “Principal Office”, when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipt business shall be administered, which, at the date of this Deposit Agreement, is located at One Columbus Circle, ADR Department, New York, New York 10019, U.S.A.”

SECTION 2.03.  The second clause (i) of the first paragraph of Section 2.02 of the Deposit Agreement is amended to delete the words “, those referenced to in Exhibit B hereto”.
SECTION 2.04.  The first paragraph of Section 2.04 of the Deposit Agreement is amended to delete the words “and Exhibit B” and the second paragraph of Section 2.04 of the Deposit Agreement is amended to delete the words “and in Exhibit B”.
SECTION 2.05.  Clause (i) of the first paragraph of Section 2.05 of the Deposit Agreement is amended to delete the words “and Exhibit B”.

SECTION 2.06.  Clause (i) of the first paragraph of Section 2.06 of the Deposit Agreement is amended to delete the words “, or in Exhibit B”.
SECTION 2.07.  The last paragraph of Section 4.10 of the Deposit Agreement is amended to read as follows:
“Pursuant to the Company's Articles of Association, shareholders who, under the terms of Article 20, paragraph 1 of the Portuguese Securities Code or any provision that replaces or modifies it, become the holders of, or to whom has been ascribed, a stake equal to or higher than 5% of the voting rights or of the share capital must communicate this fact to the Company’s Executive Board of Directors within the five business days following the date of such event, and shall not be able to exercise the respective voting rights until this communication is made. Holders of ADSs will be treated as holders of the Shares represented by the ADSs for the purposes of determining the applicability of the foregoing limitations.”
SECTION 2.08.  Section 5.08 of the Deposit Agreement is amended to delete the second paragraph thereof.
SECTION 2.09.  Section 5.09 of the Deposit Agreement is amended to read as follows:
“The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively as provided for under Article (10) of the Receipt.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01 hereof.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.
The Depositary and the Company may reach separate agreement in relation to the payment of any additional remuneration to the Depositary in respect of any exceptional duties which the Depositary finds necessary or desirable and agreed by both parties in the performance of its obligations hereunder and in respect of the actual costs and expenses of the Depositary in respect of any notices required to be given to the Holders in accordance with Article (21) of the Receipt.
In connection with any payment by the Company to the Depositary:
(i)  all fees, taxes, duties, charges, costs and expenses which are payable by the Company shall be paid or be procured to be paid by the Company (and any such amounts which are paid by the Depositary shall be reimbursed to the Depositary by the Company upon demand therefor);
(ii)  such payment shall be subject to all necessary applicable exchange control and other consents and approvals having been obtained. The Company undertakes to use its reasonable endeavours to obtain all necessary approvals that are required to be obtained by it in this connection; and
(iii)  the Depositary may request, in its sole but reasonable discretion after reasonable consultation with the Company, an Opinion of Counsel regarding U.S. law, the laws of the Republic of Portugal or of any other relevant jurisdiction, to be furnished at the expense of the Company, if at any time it deems it necessary to seek such an Opinion of Counsel regarding the validity of any action to be taken or instructed to be taken under this Agreement.

The Company agrees to promptly pay to the Depositary such other fees, charges and expenses and to reimburse the Depositary for such out‑of‑pocket expenses as the Depositary and the Company may agree to in writing from time to time.  Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.
All payments by the Company to the Depositary under this Section 5.09 shall be paid without set‑off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by the Republic of Portugal or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.
The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.”
SECTION 2.10.  Section 5.10 of the Deposit Agreement is amended to read as follows:
“Certain Rights of the Depositary. The Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and any Affiliate of the Company and in Receipts. The Depositary may issue Receipts against evidence of rights to be registered with the Share Registrar as the owner of Shares. Such evidence of rights shall consist of written blanket or specific guarantees of rights to be registered with the Share Registrar as the owner of Shares furnished on behalf of the holder thereof.
SECTION 2.11.  The second paragraph of Section 7.05 of the Deposit Agreement is amended to read as follows:
“Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or facsimile transmission, confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 1 Columbus Circle, ADR Department, New York, New York 10019, U.S.A. Attention: ADR Department, or to any other address which the Depositary may specify in writing to the Company.”
SECTION 2.12.  Section 7.06 of the Deposit Agreement is amended to read as follows:
“This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.   Subject to the Depositary's rights under the third paragraph of this Section 7.06, the Company and the Depositary agree that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the exclusive jurisdiction of such courts. Notwithstanding the above, the parties hereto agree that any judgment and/or order from any such New York court can be enforced in any court having jurisdiction thereof.   The Company hereby irrevocably designates, appoints and empowers Cogency Global Inc.,

(the “Agent”), now at 122 East 42nd Street, 18th Floor, New York, New York 10168, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.06. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.
The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
The Company, the Depositary and by holding an American Depositary Share (or interest therein) Holders and Beneficial Owners each agree that, notwithstanding the foregoing, with regard to any claim or dispute or difference of whatever nature between or involving the parties hereto arising directly or indirectly from the relationship created by this Deposit Agreement, the Depositary, in its sole discretion, shall be entitled to refer such dispute or difference for final settlement by arbitration (“Arbitration”) in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”) then in force.  The arbitration shall be conducted by three arbitrators, one nominated by the Depositary, one nominated by the Company, and one nominated by the two party-appointed arbitrators within 30 calendar days of the confirmation of the nomination of the second arbitrator.  If any arbitrator has not been nominated within the time limits specified herein and in the Rules, then such arbitrator shall be appointed by the American Arbitration Association in accordance with the Rules.  Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.  The seat and place of any reference to arbitration shall be New York City, New York, and the procedural law of such arbitration shall be New York law.  The language to be used in the arbitration shall be English. The fees of the arbitrator and other costs incurred by the parties in connection with such Arbitration shall be paid by the party or parties that is (are) unsuccessful in such Arbitration. For the avoidance of doubt this paragraph does not preclude Holders and Beneficial Owners from pursuing claims under the Securities Act or the Exchange Act in federal courts.
Holders and Beneficial Owners understand, and holding an American Depositary Share or an interest therein, such Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement, the American Depositary Shares or Receipts, or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.   Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders’ and Beneficial Owners’ ownership of American Depositary Shares or interests therein.
EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ANY ADRs) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).
  The provisions of this Section 7.06 shall survive any termination of this Deposit Agreement, in whole or in part.”
SECTION 2.13.  The Deposit Agreement is amended to include the following Section 7.09 as follows:
“SECTION 7.09  Agents.  The Depositary shall be entitled, in its sole but reasonable discretion, to appoint one or more agents of which it shall have control for the purpose, inter alia, of making distributions to the Holders or otherwise carrying out its obligations under this Agreement.”
SECTION 2.14.  The Deposit Agreement is amended to include the following Section 7.10 as follows:
“SECTION 7.10.  Affiliates etc. The Depositary reserves the right to utilize and retain a division or Affiliate(s) of the Depositary to direct, manage and/or execute any public and/or private sale of Shares, rights, securities, property or other entitlements hereunder and to engage in the conversion of Foreign Currency hereunder.  It is anticipated that such division and/or Affiliate(s) will charge the Depositary a fee and/or commission in connection with each such transaction, and seek reimbursement of its costs and expenses related thereto.  Such fees/commissions, costs and expenses, shall be deducted from amounts distributed hereunder and shall not be deemed to be fees of the Depositary under Article (9) of the Receipt or otherwise.  Persons are advised that in converting foreign currency into U.S. dollars the Depositary may utilize Deutsche Bank AG or its affiliates (collectively, “DBAG”) to effect such conversion by seeking to enter into a foreign exchange (“FX”) transaction with DBAG.  When converting currency, the Depositary is not acting as a fiduciary for the holders or beneficial owners of depositary receipts or any other person.

Moreover, in executing FX transactions, DBAG will be acting in a principal capacity, and not as agent, fiduciary or broker, and may hold positions for its own account that are the same, similar, different or opposite to the positions of its customers, including the Depositary.  When the Depositary seeks to execute an FX transaction to accomplish such conversion, customers should be aware that DBAG is a global dealer in FX for a full range of FX products and, as a result, the rate obtained in connection with any requested foreign currency conversion may be impacted by DBAG executing FX transactions for its own account or with another customer.  In addition, in order to source liquidity for any FX transaction relating to any foreign currency conversion, DBAG may internally share economic terms relating to the relevant FX transaction with persons acting in a sales or trading capacity for DBAG or one of its agents.  DBAG may charge fees and/or commissions to the Depositary or add a mark-up in connection with such conversions, which are reflected in the rate at which the foreign currency will be converted into U.S. dollars. The Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs.”
SECTION 2.15.  Exhibit B of the Deposit Agreement is deleted in its entirety.
ARTICLE III
AMENDMENTS TO THE FORM OF RECEIPT
SECTION 3.01.  All references in the Form of Receipt, and all outstanding Receipts, to the Deposit Agreement shall, as of the Effective Date, refer to the Deposit Agreement, dated as of September 18, 2006, as amended as of May 25, 2007 and as further amended by this Amendment.
SECTION 3.02.  The last sentence of the first paragraph of the Form of Receipt, and all outstanding ADRs is amended to read as follows:
“The Depositary's principal executive office is located at 1 Columbus Circle, New York, New York 10019, U.S.A.”
SECTION 3.03.  Clause (i) of Article (2) of the Form of Receipt, and all outstanding ADRs is amended to delete the words “and Exhibit B”.
SECTION 3.04.  Article (10) of the Form of Receipt, and all outstanding ADRs, is amended to read as follows:
“Charges of Depositary.  The Depositary reserves the right to charge the following fees for the services performed under the terms of the Deposit Agreement, provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the ADSs are listed:
(i)  to any person to whom ADSs are issued or to any person to whom a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement to be determined by the Depositary;

(ii)  to any person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason including, inter alia, cash distributions made pursuant to a cancellation or withdrawal, a fee not in excess of U.S. $ 5.00 per 100 ADSs reduced, cancelled or surrendered (as the case may be);

(iii)  to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 8.00 per 100 ADSs held for the distribution of cash dividends;
(iv)  to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 5.00 per 100 ADSs held for the distribution of cash entitlements (other than cash dividends) and/or cash proceeds, including proceeds from the sale of rights, securities and other entitlements;
(v)  to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights; and
(vi)  for the operation and maintenance costs in administering the ADSs an annual fee of U.S. $ 8.00 per 100 ADSs, such fee to be assessed against Holders of record as of the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions.
In addition, Holders, Beneficial Owners, any person depositing Shares for deposit and any person surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:
(i)  taxes (including applicable interest and penalties) and other governmental charges;
(ii)  such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;
(iii)  such cable, telex, facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the depositor depositing or person withdrawing Shares or Holders and Beneficial Owners of ADSs;
(iv)  the expenses and charges incurred by the Depositary and/or a division or Affiliate(s) of the Depositary in the conversion of Foreign Currency;
(v)  such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities and ADSs;
(vi)  the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable;
(vii)  any additional fees, charges, costs or expenses that may be incurred by the Depositary or a division or Affiliate(s) of the Depositary from time to time.
Any other fees and charges of, and expenses incurred by, the Depositary or the Custodian under the Deposit Agreement shall be for the account of the Company unless otherwise agreed in writing between the Company and the Depositary from time to time.  All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (21) hereof.
The Depositary may make payments to the Company and/or may share revenue with the Company derived from fees collected from Holders and Beneficial Owners, upon such terms and conditions as the Company and the Depositary may agree from time to time.”
SECTION 3.05.  Clause (ii) of the sixth paragraph of Article (14) of the Form of Receipt and all outstanding ADRs, is amended to delete the words “or in Exhibit B”.
SECTION 3.06.  The last paragraph of Article (16) of the Form of Receipt and all outstanding ADRs, is amended to read as follows:
“Pursuant to the Company's Articles of Association, shareholders who, under the terms of Article 20, paragraph 1 of the Portuguese Securities Code or any provision that replaces or modifies it, become the holders of, or to whom has been ascribed, a stake equal to or higher than 5% of the voting rights or of the share capital must communicate this fact to the Company’s Executive Board of Directors within the five business days following the date of such event, and shall not be able to exercise the respective voting rights until this communication is made. Holders of ADSs will be treated as holders of the Shares represented by the ADSs for the purposes of determining the applicability of the foregoing limitations.”
SECTION 3.07.  Article (18) of the Form of Receipt, and all outstanding ADRs, is amended to delete the second paragraph thereof.
SECTION 3.08.  Article (24) of the Form of Receipt, and all outstanding ADRs, is amended to read as follows:
“Certain Rights of the Depositary. The Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.”
SECTION 3.09.  The sentence below the signature of the Depositary of the Form of Receipt, and all outstanding ADRs, is amended to read as follows:
“The address of the Principal Office of the Depositary is 1 Columbus Circle, New York, New York 10019, U.S.A.”

SECTION 3.10.  The Form of Receipt, reflecting the amendments set forth in Article III hereof, is amended and restated to read as set forth in Exhibit A hereto.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01.  Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary, the Holders and the Beneficial Owners, that:
(a)  this Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and
(b)  in order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in the Russian Federation, nor does any stamp or similar tax or governmental charge need to be paid in the Russian Federation on or in respect of such agreements.

ARTICLE V
MISCELLANEOUS
SECTION 5.01.  Effective Date.  This Amendment is dated as of the date set forth above but the provisions of this Amendment that impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, including but not limited to Sections 2.09 and 3.04 hereof, shall not become effective as to any outstanding ADRs until after the expiration of 30 days after notice of the amendments provided for herein shall have been given to the Holders of such outstanding ADRs. Upon and after the Effective Date, each Holder shall be deemed, by continuing to hold Receipts, to have consented and agreed to this Amendment and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.
SECTION 5.02.  Outstanding ADRs.  ADRs issued prior to the date hereof which do not reflect the changes to the Form of Receipt effected hereby do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement, as amended by this Amendment. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.
SECTION 5.03.  Indemnification.  The parties hereto shall accept and be entitled to the benefits of the indemnification provisions of Section 5.08 of the Deposit Agreement in connection with any and all liabilities it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.
SECTION 5.04.  Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
SECTION 5.05.  Governing Law and Jurisdiction. This Amendment shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by their representatives thereunto duly authorized as of the date set forth above.

EDP-ENERGIAS DE PORTUGAL, S.A.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:
Name:
Title:

By:
Name:
Title:

Exhibit A to Amendment to Amended and Restated Deposit Agreement

EXHIBIT A

[FORM OF FACE OF RECEIPT]

NUMBER

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES

of

EDP-Energias de Portugal, S.A.
(A corporation organized under the laws of the Republic of Portugal)

DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank AG, as depositary (herein called the “Depositary”), hereby certifies that _________________________ is the owner of _____ American Depositary Shares, each representing deposited ordinary shares, nominal value Euro 1.00 each, including evidence of the right to be registered as the owner of ordinary shares (the “Shares”) of EDP-Energias de Portugal, S.A., a corporation organized under the laws of the Republic of Portugal (the “Company”). As of the date of the Deposit Agreement (hereinafter referred to), each American Depositary Share represents ten (10) Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is BNP Paribas Securities Services  (the “Custodian”). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary's principal executive office is located at 1 Columbus Circle, New York, New York 10019, U.S.A.

(1)   The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“Receipts”), executed and delivered pursuant to the Amended and Restated Deposit Agreement, dated as of                   , 2006 (as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders and Beneficial Owners of Receipts from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, “Deposited Securities”). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Association of the Company and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)   Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of this Receipt and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article (10) hereof and Section 5.09 of the Deposit Agreement) and (ii) all applicable taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement, the Company's Articles of Association, Article (23) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder hereof is entitled in the name of the Holder, or in a name specified by the Holder, to register with the Share Registrar the Shares underlying such Receipts, and will be entitled to the delivery to the Holder or upon such Holder's order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in registered form or by electronic delivery. Such Deposited Securities may be delivered by (a) electronic delivery of such Deposited Securities to such Holder or as ordered by such Holder through an account with an institution recognized by the Share Registrar or delivery by other means approved by the Company in accordance with Portuguese law and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of this Receipt.

A Receipt surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered electronically to or upon the written order of a person or persons designated in such order through an account with an institution recognized by the Share Registrar, or delivery by other means approved by the Company in accordance with Portuguese law. Thereupon, the Depositary shall direct the Custodian to deliver, subject to Sections 2.06, 3.01, 3.02, 5.09 and to the other terms and conditions of the Deposit Agreement and Articles of Association, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, evidence of the electronic transfer of the Deposited Securities represented by such Receipt except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall deliver to the person surrendering such Receipt the net cash proceeds from the sale by the Depositary of any remaining fractional share.

(3)   Transfers, Split-Ups and Combinations of Receipts. Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any of the Depositary's designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer (including any certifications that the Depositary or the Company may require in order to comply with applicable laws, signature guarantees in accordance with standard industry practice and the accurate completion of any endorsements appearing on this Receipt) and (i) duly stamped as may be required by the laws of the State of New York and the United States of America, and (ii) accompanied by funds sufficient to pay any applicable stamp, transfer or other applicable taxes, duties and the charges set forth in Article (10) hereof, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, subject to Article (23) of this Receipt. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

(4)   Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, and subject to Article 23 of this Receipt, the Depositary, the Custodian or the Share Registrar may require (i) payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any share transfer or registration fee with respect thereto (including any such tax, duty, charge, fee and expense with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees payable by Holders as provided in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or other matters, subject to Article (23) of this Receipt, and (iii) compliance with (a) any applicable laws or governmental regulations relating to American Depositary Receipts or to the withdrawal of Deposited Securities and (b) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement.

After consultation with the Company, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Company, the Depositary or the Share Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in good faith at any time or from time to time, because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or Shares are listed, or under any provision of the Deposit Agreement or provisions of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases to Article (23) hereof. Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as required in General Instructions I.A.(l) to Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays caused by closing the transfer books of the Depositary, the Company or the Share Registrar or relating to the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to, knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or her Deposited Securities or any Shares or Deposited Securities the deposit of which would violate any provisions of the Company's Articles of Association.

Dated:		DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

Countersigned

By:		By:
	Authorized Officer		Vice President

The address of the Principal Office of the Depositary is 1 Columbus Circle, New York, New York 10019, U.S.A.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(5)  Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement, the Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section, whether or not they are Holders at the time of such request. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting the Depositary to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(6)  Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Articles of Association of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Holder to exceed the limits under any applicable law. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association of the Company.

(7)   Liability of Holder for Taxes, Duties and Other Charges. If any tax or other governmental charge shall become payable by the Depositary with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of all or part of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, with the Holder hereof remaining liable for any deficiency. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents, and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of tax, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to Section 4.15 of the Deposit Agreement.

(8)  Representations and Warranties of Depositors. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued and outstanding, fully paid and non-assessable, that any preemptive rights have been validly waived or exercised and that the person making such deposit is duly authorized to do so.  Each such person shall be deemed to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in Portugal in connection with the issuance of Receipts and the deposit, transfer, surrender or withdrawal of Shares or Receipts. Every such person shall be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted, and such Shares do not constitute Restricted Securities, under the Securities Act of 1933. Such representations and warranties shall survive any such deposit, transfer, surrender and withdrawal of Shares and Receipts. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions reasonably necessary to correct the consequences thereof.

(9)  Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may, in addition to the requirements of Articles (4) and (5) hereof, be required from time to time (i) to file with the Depositary or a Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, (ii) provide such information relating to the registration on the books of the Company or the Share Registrar of the Shares presented for deposit, (iii) establish compliance with all applicable laws, rules and regulations of or governing the Deposited Securities and the terms of the Deposit Agreement, and (iv) execute and deliver to the Depositary or a Custodian such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper or as the Company reasonably may require by written request to the Depositary and the Custodian. Subject to Article (23) hereof and the terms of the Deposit Agreement, the Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are delivered or such representations and warranties made.

(10)  Charges of Depositary. The Depositary reserves the right to charge the following fees for the services performed under the terms of the Deposit Agreement, provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the ADSs are listed:

(i)  to any person to whom ADSs are issued or to any person to whom a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement to be determined by the Depositary;

(ii)  to any person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason including, inter alia, cash distributions made pursuant to a cancellation or withdrawal, a fee not in excess of U.S. $ 5.00 per 100 ADSs reduced, cancelled or surrendered (as the case may be);

(iii)  to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 8.00 per 100 ADSs held for the distribution of cash dividends;

(iv)   to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 5.00 per 100 ADSs held for the distribution of cash entitlements (other than cash dividends) and/or cash proceeds, including proceeds from the sale of rights, securities and other entitlements;

(v)  to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights; and

(vi)  for the operation and maintenance costs in administering the ADSs an annual fee of U.S. $ 8.00 per 100 ADSs, such fee to be assessed against Holders of record as of the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions.

In addition, Holders, Beneficial Owners, any person depositing Shares for deposit and any person surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(i)  taxes (including applicable interest and penalties) and other governmental charges;

(ii)  such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)  such cable, telex, facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the depositor depositing or person withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv)  the expenses and charges incurred by the Depositary and/or a division or Affiliate(s) of the Depositary in the conversion of Foreign Currency;

(v)  such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities and ADSs;

(vi)  the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable;

(vii)  any additional fees, charges, costs or expenses that may be incurred by the Depositary or a division or Affiliate(s) of the Depositary from time to time.

Any other fees and charges of, and expenses incurred by, the Depositary or the Custodian under the Deposit Agreement shall be for the account of the Company unless otherwise agreed in writing between the Company and the Depositary from time to time.  All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (21) hereof.

The Depositary may make payments to the Company and/or may share revenue with the Company derived from fees collected from Holders and Beneficial Owners, upon such terms and conditions as the Company and the Depositary may agree from time to time.

(11)  Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.

(12)   Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar; and provided, further, that, only with respect to the Receipts originally issued, the signatures of both the Depositary and the Registrar may be facsimiles.

(13)   Reports; Inspection of Transfer Books. The Company publishes on its web site on an ongoing basis, or otherwise furnishes the United States Securities and Exchange Commission (the "Commission") with, certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. To the extent furnished to the Commission, such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at 100 F Street, NE, Washington, DC 20549.

The Depositary will make available for inspection by Holders at its Principal Office and at the office of each Custodian, copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. In accordance with the Securities Exchange Act of 1934, as amended, such reports and communications shall be in English.  The Depositary will also send to Holders copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.

The Registrar will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

Subject to Article (23) hereof, the Registrar may close the transfer books (with notice to the Company if other than in the ordinary course of business), at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder or at the reasonable written request of the Company.

(14)   Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary or any Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary, pursuant to Section 4.08 of the Deposit Agreement, be converted on a practicable basis, by sale or any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of, and expenses incurred by, the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively without liability for interest thereon. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. Pursuant to Articles (4) and (7) hereof, if the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded to the relevant governmental authority by the person holding the withheld amounts.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of Shares, the Company shall deposit or cause such Shares to be deposited with and registered with the Share Registrar in the name of the Custodian and thereupon the Depositary may, with the Company's approval and shall, if the Company so requests, subject to Section 5.07 of the Deposit Agreement, either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares, which represent in aggregate the number of Shares received as such dividend or free distribution, subject to the terms of this Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 5.07 and 5.09 of the Deposit Agreement; in lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement, or (ii) if additional Receipts are not so distributed (except pursuant to (i) above), each American Depositary Share shall thenceforth also represent pro rata the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if after the Company, in the fulfillment of its obligations under Section 5.07 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders, or if the Company does not provide a satisfactory opinion as provided in Section 5.07, the Depositary may adopt such method as the

Depositary may deem equitable and practicable (after consultation with the Company) for the purpose of effecting such distribution, including the disposal of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of unregistered Shares, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will, after consultation with the Company, either (a) make such rights available to the Holders, (b) dispose of such rights for the benefit of the Holders and make the net proceeds available in Dollars to the Holders or (c) allow such rights to lapse in the event such rights may not be made available to the Holders or may not be disposed of for the benefit of the Holders; provided, however, that the Depositary will, if requested by the Company in writing, take action as follows:

(a)
if at the time of the offering of any rights, the Depositary in its discretion, after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all or certain Holders but not to others, by means of warrants or otherwise, the Depositary will distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon the exercise of such rights, by such Holders; or

(b)
if at the time of the offering of any rights, the Depositary determines after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such rights, warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell the rights, warrants or other instruments at public or private sale, in a riskless principal capacity, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement. Neither the Company nor the Depositary shall be responsible for (i) any failure of the Depositary to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such rights, warrants or other instruments.

If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of counsel reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

Notwithstanding anything to the contrary in this Article (14), if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws, provided, however, that nothing in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement or to endeavor to have such a registration statement declared effective.

Whenever the Custodian shall receive any distribution other than cash, Shares or rights in respect of any Deposited Securities, the Depositary shall, after consultation with the Company, and after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charge; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary shall after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution and may rely on such advice, which method may include, but not be limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.09 of the Deposit Agreement) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the

Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or an account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary may have adopted.

Pursuant to Articles (4) and (7) hereof, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes, duties or governmental charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or governmental charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

The Custodian, the Depositary or the Company or its agents shall use reasonable efforts to make and maintain arrangements enabling Holders who are citizens or residents of the United States to receive any rebates, tax and/or duty credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares to which they are entitled, and they may file any such reports necessary to obtain benefits under applicable tax treaties for the Holders.

    (15)   Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date as close as practicable to the record date fixed by the Company in respect of the Shares for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. Subject to the provisions of Sections 4.02 through 4.08 of the Deposit Agreement and to the other terms and conditions of this Receipt and the Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(16)  Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary will, to the extent permitted by law, (and provided such written notice is received by the Depositary at least 30 days prior to the date of such meeting) mail or cause to be mailed a notice containing (i) such information as is provided to the Depositary by the Company, (ii) a statement in English, in a form provided by the Company, that the Holders of record at the close of business on a specified record date will be entitled, subject to the terms of the Deposit Agreement, any applicable provisions of Portuguese law, the Articles of Association of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall have been summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights pertaining to the number of Deposited Securities represented by their respective ADSs and (iii) a statement addressing the manner in which such instructions may be given, including an indication that instructions may be given (or may be deemed to have been given in accordance with the next paragraph if no instructions are received prior to the deadline set for such purposes) to the Depositary to give a discretionary proxy to a person designated by the Company. In the event notice of the meeting and the request of the Company are not received by the Depositary at least 30 days prior to the meeting, the Depositary shall be under an obligation to notify the Holders and shall be under no obligation to vote or cause to be voted the Deposited Securities. A Holder of Receipts will only be entitled to exercise the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by its respective ADSs. Holders on the close of business on the record date specified by the Depositary shall be entitled, subject to any applicable provisions of law and the Company's Articles of Association, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by their respective ADSs. The Depositary shall endeavor, insofar as practicable to vote or cause to be voted the Shares so represented in accordance with any written instructions of such Holder, including by aggregating, insofar as practicable, in blocks of 100 ADSs of various Holders who have instructed the Depositary in identical manner as to the exercise of rights with respect to any matter to be voted upon.

Neither the Custodian nor the Depositary shall vote the Shares or other Deposited Securities represented by the ADSs other than in accordance with instructions from the Holder and as described in the following paragraph. If the Depositary does not receive instructions from a Holder on or before the record date specified by the Depositary, under certain circumstances such Holder shall be deemed to have instructed the Depositary to give a discretionary proxy to the person designated by the Company to vote the Shares or other Deposited Securities.

Pursuant to the Company's Articles of Association, shareholders who, under the terms of Article 20, paragraph 1 of the Portuguese Securities Code or any provision that replaces or modifies it, become the holders of, or to whom has been ascribed, a stake equal to or higher than 5% of the voting rights or of the share capital must communicate this fact to the Company’s Executive Board of Directors within the five business days following the date of such event, and shall not be able to exercise the respective voting rights until this communication is made. Holders of ADSs will be treated as holders of the Shares represented by the ADSs for the purposes of determining the applicability of the foregoing limitations.

(17)  Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under the Deposit

Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited shares, with necessary modifications to the form of Receipt contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new Receipts.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and with the Company's approval, shall if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and shall allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement. Neither the Company nor the Depositary shall not be responsible for (i) any failure by the Depositary to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(18)  Indemnification. The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares or other Deposited Securities by the Company or any Affiliate of the Company or any offering circular or registration statement under the Securities Act (whether or not declared effective) in respect thereof, except to the extent such loss, liability, tax, charge or expense (including reasonable fees and expenses of counsel) arises out of information (or omissions from such information) relating to the Depositary, furnished to the Company by the Depositary for use in any offering documents in respect thereof or (b) out of acts performed or omitted, in connection with the Deposit Agreement and the Receipts including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with the Deposit Agreement, the Receipts, the American Depositary Shares, the Shares or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates.

The Depositary agrees to indemnify the Company and its directors, employees, agents and Affiliates and hold each of them harmless from any loss, liability, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary in any such case or any of its directors, employees or Affiliates, including, but not limited to, any delivery by the Company on behalf of the Depositary of information regarding the Depositary in connection with the Deposit Agreement, the Receipts, the American Depositary Shares, the Shares or any Deposited Securities, as the same may be amended, modified, or supplemented from time to time, due to the negligence or bad faith of the Depositary, and of any of its directors, employees, agents or Affiliates.

The obligations set forth in this Article (18) shall survive the termination of the Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Article (18) and Section 5.08 of the Deposit Agreement) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

(19)  Liability of the Company and the Depositary. Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents or affiliates shall incur any liability to any Holder or other person if, by reason of any present or future law, the Articles of Association of the Company, the provisions of any Deposited Security, act of God, war or other circumstance beyond its control or by reason of any provision of any securities issued by the Company, or any offering or distribution thereof, the Depositary, its controlling persons or its agents or the Company, its controlling persons or its agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or obligated to do or perform any act which obligation is inconsistent with the obligations of the Deposit Agreement. Each of the Depositary, its controlling persons and its agents, the Company, its controlling persons and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith and using its reasonable judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Company or their respective agents. None of the Depositary, its controlling persons or its agents nor the Company its controlling persons or its agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. The Depositary, its controlling persons and its agents and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of this paragraph (19), the Depositary and its agents will not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(20)  Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(21)   Amendment, Supplement. The form of the Receipts in respect of the Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders. Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed rules.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

(22)  Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (20) hereof and Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and Section 2.05 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.05 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may and intends to sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except for its obligations to the Company under Article (18) hereof and Section 5.08 of the Deposit Agreement and except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement as to Receipts, the Company shall be discharged from all obligations under the Deposit Agreement as to the Receipts and the Shares, Deposited Securities and American Depositary Shares except for its obligations to the Depositary under Articles (10) and (18) hereof, and Sections 5.08 and 5.09 of the Deposit Agreement.

(23)  Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(24)   Certain Rights of the Depositary; Limitations. The Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ____________________________, the within Receipt and all rights thereunder, hereby irrevocably constitutes and appoints ________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association Inc.

SIGNATURE GUARANTEED

A-20